                                                                     Exhibit 2.2


                                SUMMIT DESIGN, INC.

                           REGISTRATION RIGHTS AGREEMENT


                                       DATED

                                       AS OF

                                   JUNE  30, 1998

                                      CONTENTS


1.   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . .    1

2.   Demand Registration . . . . . . . . . . . . . . . . . . . . . . .    2

3.   Obligations of the Company  . . . . . . . . . . . . . . . . . . .    2

4.   Furnish Information . . . . . . . . . . . . . . . . . . . . . . .    3

5.   Expenses of Registration  . . . . . . . . . . . . . . . . . . . .    3

6.   Delay of Registration . . . . . . . . . . . . . . . . . . . . . .    4

7.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .    4

8.   Reports Under the Exchange Act  . . . . . . . . . . . . . . . . .    6

9.   Termination of Registration Rights  . . . . . . . . . . . . . . .    6

10.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

11.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . .    7

12.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .    7

13.  Entire Agreement; Governing Law . . . . . . . . . . . . . . . . .    7

                                SUMMIT DESIGN, INC.

                            REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT is entered into as of June 30, 1998, by and among SUMMIT DESIGN, INC., a Delaware corporation (the "Company"), and the parties listed on Schedule A hereto (the "Investors").

                                     RECITALS

     A. The Company is proposing to exchange shares of its Common Stock (the "Common Stock") for all of the outstanding shares of the Common Stock of ProSoft Oy ("ProSoft"), a Finnish corporation, (the "Exchange").

     B. The execution of this Agreement by the parties hereto is a condition to the Exchange.

     C. The Company and the Investors desire to enter into this Registration Rights Agreement to facilitate the sale of an aggregate of 102,448 shares of the Common Stock (the "Shares").

                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   CERTAIN DEFINITIONS

     For purposes of this Agreement:

          (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b)  The term "Registrable Securities" means (i) the Shares and
(ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares;

          (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement; and

          (d) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     2.   DEMAND REGISTRATION

          (a) If the Company shall receive, at any time after the date that is 30 days after the Closing Date, a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 70% of the Registrable Securities, then the Company shall, within 10 days after the receipt of such request, give written notice of such request to all Holders and shall, subject to the limitations set forth below, use commercially reasonable efforts to file as soon as practicable, a registration statement under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request to be given within 30 days of the mailing of such notice by the Company, and shall use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the Company publishes results of operations containing 30 days of combined operations of the Company and ProSoft.

          (b) The Company is obligated to effect only one registration pursuant to this Section 2.

          (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section 2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for not more than 60 days after receipt of the request of the Initiating Holders.

     3.   OBLIGATIONS OF THE COMPANY

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective within the time prescribed in Section 2(a), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until July 1, 1999.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of all securities covered by such registration statement.

          (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

          (e) Notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4.   FURNISH INFORMATION

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

     5.   EXPENSES OF REGISTRATION

     In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all expenses of the registration, with the exception of (a) underwriting discounts and commissions, which shall be paid by the Holders in proportion to the aggregate value of the securities offered for sale by each of them, and (b) the fees and expenses of counsel to the selling Holders. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees and the fees and disbursements of counsel for the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn (other than a withdrawal due to a material adverse change in the Company's business or financial condition).

     6.   DELAY OF REGISTRATION

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     7.   INDEMNIFICATION

     In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers, directors, agents and employees, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) (collectively, "Losses") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any statement or alleged statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue or alleged to be untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse each such Holder, officer, director, agent, employee or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such Losses to the extent the Losses arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its officers, directors, agents and employees, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other Holder selling securities in such registration statement, and any person who controls such Holder, against any Losses to which the Company, such officer, director, agent, employee, controlling person, underwriter or other selling Holder or person controlling such other selling Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company, its officers, directors, agents, employees, controlling persons, underwriters or other selling Holders or person controlling such other selling Holder in connection with investigating or defending any such Losses; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this
Section 9 to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 22(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentations.

          (e) The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     8.   REPORTS UNDER THE EXCHANGE ACT

     With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) Take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

          (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

     9.   TERMINATION OF REGISTRATION RIGHTS

     The registration rights granted pursuant to this Agreement shall terminate as to all Holders on the first anniversary of the Closing Date.

     10.  NOTICES

     Unless otherwise provided, any notice desired or required to be given hereunder shall be in writing given by personal delivery or certified or registered mail, or confirmed facsimile transmission, in any such case addressed or sent: (a) if to the Company, to Summit Design, Inc., 9305 S.W. Gemini Drive, Beaverton, OR 97008-7158, Attn: President, Facsimile: (503) 646-4954, with a copy to Perkins Coie, 1211 S.W. Fifth Avenue, Suite 1500, Portland, OR 97204, Attn: Patrick J. Simpson, Facsimile: (503) 727-2222; (b) if to an Investor, to the address or facsimile number listed on Exhibit A hereto; or (c) to such other address or facsimile number as any party shall have previously designated by such a notice. The effective date of any notice or request shall be three days from the date it is sent by the addresser with charges prepaid so long as it is in fact received within five days, or when successful transmission is confirmed if sent by facsimile, or when personally delivered.

     11.  AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities outstanding.

     12.  SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     13.  ENTIRE AGREEMENT; GOVERNING LAW

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof. This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within the State of Oregon.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                                 SUMMIT DESIGN, INC.


                                                 By: /s/  LARRY J. GERHARD
                                                     ------------------------
                                                 Name:  Larry J. Gerhard
                                                 Title: President and CEO


                                                 By: /s/  ILKKA KALLIO
                                                     ------------------------
                                                          ILKKA KALLIO


                                                 By: /s/  TIMO RONKA
                                                     ------------------------
                                                          TIMO RONKA


                                                 By: /s/  WILLIAM L. PAULIN
                                                     ------------------------
                                                          WILLIAM L. PAULIN

                                    SCHEDULE A




NAME, ADDRESS AND FACSIMILE NUMBER                SHARES
----------------------------------                ------


Ilkka Kallio                                      40,979
Hiidentie 2 B 24
90550 Oulu, Finland
Fax:  358 8 551 4237

Timo Ronka                                        40,979
Tiedonkaari 7
90570 Oulu, Finland
Fax:  358 8 551 4237

William L. Paulin                                 20,490
3022 Camino Del Rancho
Olivenhain, CA  92024
Fax:  (619) 756-8691
